SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2011

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer I dentification No.)

7915 Baymeadows Way, Suite 400, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2011, the Compensation Committee of the Board of Directors of ParkerVision, Inc. (the “Committee”) awarded stock options to each of the Company’s named executive officers and one senior management employee.  Mr. Jeffrey Parker, Chief Executive Officer, was awarded 1,000,000 share options and Mr. David Sorrells, Chief Technology Officer, was awarded 500,000 share options.  Mr. John Stuckey, Executive Vice President, Ms. Cindy Poehlman, Chief Financial Officer and one other senior management employee were each awarded 250,000 share options.  These options, which were awarded under the 2011 Long-Term Incentive Equity Plan, have an exercise price of $0.89 per share, the closing price of the Company’s common stock on the award date.  These options vest in twelve equal quarterly installments beginning January 15, 2012, and expire on October 15, 2018.  The options have provisions for acceleration of all or a portion of the award in the event of a change in control.

These executive and senior management employees last received equity-based awards in 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 19, 2011

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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